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                                                                Exhibit 10.17



                                 AMENDMENT NO. 1
                                     TO THE
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO THE EMPLOYMENT AGREEMENT (this "Amendment") is made and effective as of the 24th day of October, 2000, by and between HAWK CORPORATION, a Delaware corporation ("Employer"), and NORMAN C. HARBERT ("Employee").

                                    RECITALS

         WHEREAS, the parties hereto are also parties to that certain employment agreement dated June 30, 1995 ("Employment Agreement"); and

         WHEREAS, the parties desire to amend the Employment Agreement in accordance with the terms and subject to conditions set forth herein.

         NOW, THEREFORE, Employer and Employee hereby amend the Employment Agreement as follows:

         1. Section 1, captioned "Employment," is deleted in its entirety and the following is substituted in its place:

                           "1. EMPLOYMENT. Employer hereby employs Employee and
                  Employee agrees to be employed by Employer for a period commencing on the date hereof and terminating on June 30, 2007. Such period, together with the period of any extension or renewal upon the mutual agreement of Employer and Employee, of such employment is herein referred to as the "Employment Period.""

         2. Section 2, captioned "Compensation and Benefits," is revised as follows:

                  2.1 Subsection 2(a) is deleted in its entirety and the following is substituted in its place:

                           "(a) Salary: Salary at the annual rate of $418,625, payable not less frequently than semi-monthly (as adjusted from time to time, "Base Wages")."

                  2.2. Subsection 2(c) is deleted in its entirety and the following is substituted in its place:


                           " (c) Executive Bonus Plan: Employee shall receive a bonus for fiscal year 2000, and for each year


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                           thereafter throughout the Employment Period, pursuant
                           to the Annual Incentive Compensation Plan presently in effect, which said annual Compensation Plan cannot be amended, modified or terminated without Employee's written consent, and any other incentive compensation plan authorized by the Board of Directors of Employer, and to which Employer is eligible to participate pursuant to the terms thereof, as administered by Employer's Compensation Committee or any other committee appointed by the Board of Directors of Employer."

                  2.3. Subsection 2(e) is deleted in its entirety and the following is substituted in its place:

                           "(e) Automobile Expenses: Employee shall be entitled to receive a car allowance in the amount determined by the Compensation Committee, but not less than the amount presently paid, payable semi- monthly. Employer shall provide property and liability insurance on Employee's automobile and reimburse Employee for the reasonable maintenance and repair costs incurred with respect to Employee's automobile."

         3. Section 4, captioned "Duties," is deleted in its entirety and the following is substituted in its place:

                           "4. DUTIES. Employee shall, during the Employment
                  Period, serve as the Co-Chairman of the Board and Co-Chief Executive Officer of Employer or in any other capacity as the Board of Directors of Employer may request from time to time. During the Employment Period, Employee shall perform such duties and responsibilities as are customarily assigned to the Co-Chairman of the Board and Co-Chief Executive Officer, including overseeing the strategic development and profitability of the business, and Employee shall be responsible for the co-management of all day-to-day management and operational matters of Employer and its subsidiaries. Employee shall not be required to devote substantially all of his time and efforts to the business and affairs of Employer for so long as Employee continues to substantially perform his duties and functions hereunder to the best of his ability and skill in such a manner as to promote the best interests of Employer. Employee



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                  further agrees to serve as a director on the boards of
                  directors of Employer's parent, subsidiaries or affiliated entities and in one or more executive offices of any of Employer's parent, subsidiaries or affiliated entities."

         4. Section 6, captioned "Death of Employee," is revised as follows:

                  4.1. Subsection 6(a) is deleted in its entirety and the following is substituted in its place:

                           "(a) at the time of Employee's death, Employee has a wife, then: (i) payments shall be made pursuant to and in accordance with that certain Amended and Restated Wage Continuation Agreement between Employer and Employee dated January, 1998, as amended or restated from time to time (the "Wage Continuation Agreement"), which is herein incorporated by reference; (ii) Employer shall pay to Employee's wife the amount of bonus which Employee would have received under Section 2(c) hereof for the year of Employee's death which shall be prorated for the portion of the year ending upon the date of death; and (iii) Employer shall continue to provide and/or pay for the existing health care coverage to Employee's wife to the maximum extent allowable in all respects under applicable law; provided, however, that when Employee's surviving spouse attains the age of sixty-five (65) years, Medicare shall be the primary provider of medical coverage and the existing health care coverage shall be the secondary payor; and provided further, however, that the combined benefits of Medicare and the Medicare supplemental policy shall be substantially the same as then available under the Employer's existing health care coverage for active employees; or"

         5. Section 22, captioned "Notices," is deleted in its entirety and the following is substituted in its place:


                           "22. NOTICES. All notices, requests, demands or other
                  communications hereunder shall be sent by registered or certified mail to:



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                           Employer:        Board of Directors
                                            Hawk Corporation
                                            200 Public Square, Suite 30-5000
                                            Cleveland, Ohio   44114-2301

                           Copy to:         Byron S. Krantz, Esq.
                                            Kohrman Jackson & Krantz P.L.L.
                                            One Cleveland Center  20th Floor
                                            1375 East 9th Street
                                            Cleveland, Ohio   44114-1793

                           Employee:        Norman C. Harbert
                                            P.O. Box 127
                                            Hiram, Ohio 44234

         6. All other provisions of the Employment Agreement shall continue in full force and effect. The Employment Agreement, as amended hereby, contains the entire agreement between the parties with respect to Employer's employment of Employee and supersedes all prior agreements, written or oral, with respect thereto. This Amendment shall be governed by and construed in accordance with the laws of the State of Ohio.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Amendment as of the date first above written.

                                            "EMPLOYER"

                                            HAWK CORPORATION

                                            By: ________________________________
                                            Print Name: ________________________
                                            Its: _______________________________


                                            "EMPLOYEE"

                                             ___________________________________
                                             NORMAN C. HARBERT



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